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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 15, 2000


                                   LASON, INC.


             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                   000-21407                 38-3214743
   (State or other jurisidiction of   (Commission             (I.R.S. Employer
           incorporation)             File Number)           Identification No.)


1305 Stephenson Highway, Troy  Michigan                      48083
(Address of Principal Executive Offices)                (Zip Code)



        Registrant's Telephone Number Including Area Code (248) 597-5800


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Item 5.  Other Events.

         The registrant has obtained an extension until September 15, 2000 of the waiver of violations related to certain of the covenants in its credit agreement. The extension of the waiver will enable the registrant to continue negotiation of an amendment to the credit agreement to reflect the current operating conditions and the current business plan. There can be no assurance that the registrant will complete these negotiations successfully and the failure to do so could have a material adverse effect on the registrant.

         This Form 8-K may provide information including certain statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the registrant and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (i) that the information is of a preliminary nature and may be subject to further adjustment, (ii) variations in quarterly results, (iii) the assimilation of acquisitions, (iv) the management of the registrant's growth and expansion, (v) dependence on major customers, dependence on key personnel, (vi) development by competitors of new or superior products or services, or entry into the market of new competitors, (vii) fluctuations in paper prices (viii) reliability of the registrant's data, (ix) volatility of the registrant's stock price, (x) changes in the business services outsourcing industry, (xi) significance of intangible assets, (xii) changes related to compensatory stock options, (xiii) management's ability to successfully complete its restructuring and repositioning initiatives, including the negotiation of amendments to its credit agreement, and (xiv) any financial and legal effect of the class action litigation, and (xv) other risks identified from time to time in the registrant's reports and registration statements filed with the Securities and Exchange Commission.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  LASON, INC.
                                  (Registrant)


                                  By:/s/ John R. Messinger
                                  President and Acting Chief Executive Officer

Date:  August 16, 2000